UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))
☒ Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to Rule 14(a)-12

NATIONAL HOLDINGS CORPORATION
(Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NATIONAL HOLDINGS CORPORATION

Notice of Annual Meeting of Shareholders
To Be Held Wednesday, March 12, 2008 at 12:00 P.M.

To the Shareholders:

The Annual Meeting of Shareholders of National Holdings Corporation will be held on March 12, 2008 at 12:00 P.M. at the Company’s headquarters, located at 120 Broadway, 27th Floor, New York, New York 10271, for the following purposes:

1.	To elect two (2) Class I directors to serve until the 2011 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To approve the Company's 2008 Stock Option Plan;

3.	To ratify the appointment of Marcum & Kliegman LLP as independent public accountants for the fiscal year ending September 30, 2008; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Owners of record at the close of business on January 14, 2008 will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof. A complete list of the shareholders entitled to vote at the Annual Meeting will be made available for inspection by any shareholder of record at the offices of the Company during market hours from February 29, 2008 through the time of the Annual Meeting.

Your vote is very important. For this reason, our Board of Directors is soliciting your proxy to vote your shares of common stock at the meeting. The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 2007 Annual Report to Shareholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.

In voting at the Annual Meeting, each shareholder of record on the Record Date shall be entitled to one vote on all matters. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters other than the election of directors. The Proxy Statement, the attached Notice of Meeting, the enclosed proxy card and the Annual Report to Shareholders are being mailed to shareholders on or about January 25, 2008.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY.

By Order of the Board of Directors

/s/ Robert H. Daskal
Robert H. Daskal
Secretary

Chicago, Illinois
January 25, 2008

NATIONAL HOLDINGS CORPORATION
120 Broadway, 27th Floor
New York, New York 10271

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 12, 2008

General

The enclosed proxy is solicited on behalf of the Board of Directors of National Holdings Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on March 12, 2008, and any adjournment or postponement thereof. The Annual Meeting will be held at 12:00 P.M. (local time) at the Company’s headquarters, located at 120 Broadway, 27th Floor, New York, New York 10271. This Proxy Statement, the enclosed proxy card and the Company’s Annual Report for the fiscal year ended September 30, 2007 are being mailed on or about January 25, 2008 to shareholders entitled to vote at the meeting.

Record Date and Voting Shares

The close of business on January 14, 2008 has been fixed as the record date (the “Record Date”) for determining the shareholders of record entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 8,602,628 shares of Common Stock, $.02 par value (the “Common Stock”) and 37,550 shares of Series A Convertible Preferred Stock, $.01 par value (the “Series A Preferred Stock”). Each share of Series A Preferred Stock is convertible into Common Stock at the current conversion price of $1.25 per share. The holder of each share of Series A Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted at the Record Date. Accordingly, as of the Record Date, there were 11,606,628 shares entitled to vote, consisting of 8,602,628 shares of Common Stock outstanding and 3,004,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock. Each share of Common Stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting.

Directors are elected by a plurality of the votes, which means that the nominee who receives the largest number of properly executed votes will be elected as a director. Shares that are represented by proxies that are marked “withhold authority” for the election of the director nominee will not be counted in determining the number of votes cast for that person. Any other matters properly considered at the meeting will be determined by a majority of the votes cast.

Voting of Proxies

Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no instruction is indicated on the Proxy, the shares of Common Stock represented thereby will be voted: (i) FOR the election of the Class I Directors for a term ending in 2011; (ii) FOR the approval of the Company's 2008 Stock Option Plan; (iii) FOR the ratification of the appointment of Marcum & Kliegman LLP as our independent public accountants for the year ending September 30, 2008; and (iv) at the discretion of the person or persons voting the Proxy, with respect to any other matter that may properly be brought before the Meeting. The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

Revocation of Proxies

You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at 875 North Michigan Avenue, Suite 1560, Chicago, Illinois 60611, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company shall reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Shareholder Proposals for 2009 Annual Meeting

Any shareholder who intends to present a proposal at the Company's 2009 Annual Meeting of Shareholders must ensure that the proposal is received by the Corporate Secretary at National Holdings Corporation, 875 North Michigan Avenue, Suite 1560, Chicago, Illinois 60611:

•	not later than September 26, 2008, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•
on or after December 11, 2008, and on or before December 24, 2008, if the proposal is submitted pursuant to the Company’s by-laws, in which case the notice of the proposal must meet certain requirements set forth in our by-laws.

Dissenters’ Right of Appraisal

Under Delaware law, shareholders are not entitled to dissenters’ rights on any proposal referred to herein.

Householding of Proxy Materials

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Requests in writing should be addressed to: National Holdings Corporation, 875 North Michigan Avenue, Suite 1560, Chicago, IL 60611, Attention: Secretary. Requests may also be made by calling (312) 751-8833.

Security Ownership of Certain Beneficial Owners and Management

Certain Beneficial Owners

The following table sets forth certain information with respect to persons known by the management of the Company to own beneficially more than five percent (5%) of the voting securities of the Company as of January 14, 2008:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class
Marshall S. Geller c/o St. Cloud Capital Partners, L.P. 10866 Wilshire Boulevard, Suite 1450 Los Angeles, CA 90024	2,396,633	(2)	26.81%

Mark Goldwasser 120 Broadway, 27th Floor New York, NY 10271	1,338,848	(3)	13.57%

Gregory P. Kusnick and Karen Jo Gustafson 715 Second Avenue, Unit 1904 Seattle, WA 98104	634,720	(4)	6.94%

Gregory C. Lowney and Maryanne K. Snyder 15207 NE 68th Street Redmond, WA 98052	646,720	(4)	7.07%

Triage Partners LLC 90 Park Avenue, 39th Floor New York, NY 10016	1,191,560	(5)	12.53%

Christopher C. Dewey 120 Broadway, 27th Floor New York, NY 10271	680,674	(6)	7.65%

Strategic Turnaround Equity Partners, LP c/o Galloway Capital Management, LLC 720 Fifth Avenue, 10th Floor New York, NY 10019	880,625	(7)	10.24%

Bedford Oak Advisors, LLC 100 South Bedford Road Mt. Kisco, NY 10549	1,117,002	(8)	12.89%

DellaCamera Capital Management, LLC 200 Park Avenue, Suite 3300 New York, NY 10166	951,542	(9)	10.81%

(1)	All securities are beneficially owned directly by the persons listed on the table (except as otherwise indicated).

(2)
Includes 2,004,083 shares and 317,500 shares issuable upon exercise of warrants owned indirectly through St. Cloud Capital Partners, L.P., and 20,000 shares issuable upon exercise of vested stock options. Mr. Geller disclaims beneficial ownership of the securities owned by St. Cloud Capital Partners, L.P.

(3)
Includes 856,480 shares issuable upon conversion of 10,706 shares of Series A Preferred Stock owned indirectly through One Clark LLC, 20,425 shares owned by direct family members and 406,375 shares issuable upon exercise of vested stock options.

(4)	Includes 546,720 shares issuable upon conversion of 6,834 shares of Series A Preferred Stock owned as joint tenants with rights of survivorship.

(5)	Includes 856,560 shares issuable upon conversion of 10,707 shares of Series A Preferred Stock and 50,000 shares issuable upon exercise of warrants.

(6)
Includes 25,000 shares owned by Mr. Dewey’s daughters, 125,000 shares issuable upon exercise of warrants and 175,500 shares issuable upon exercise of vested stock options. Mr. Dewey disclaims beneficial ownership of the securities owned by his daughters.

(7)	Includes shares owned directly and indirectly as provided in information filed with the SEC in a Schedule 13D/A filed September 12, 2007.

(8)	Includes shares owned directly and indirectly as provided in information filed with the SEC in a Form 4 filed January 11, 2008 and 62,500 shares issuable upon exercise of warrants.

(9)
Includes shares owned directly and indirectly as provided in information filed with the SEC in a Schedule 13G/A filed December 21, 2007 and 197,520 shares issuable upon conversion of 2,469 shares of Series A Preferred Stock.

Security Ownership of Management

The following information is furnished as of January 14, 2008 as to each class of equity securities of the Company beneficially owned by all directors and named executive officers of the Company:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Mark Goldwasser – Chairman, President and Chief Executive Officer	1,338,848	(1)	13.57%

Gary A. Rosenberg – Director	60,000	(2)	0.69%

Robert J. Rosan – Director	70,000	(2)	0.81%

Norman J. Kurlan – Director	85,500	(3)	0.99%

Marshall S. Geller – Director	2,396,633	(4)	26.81%

Christopher C. Dewey – Director	680,674	(5)	7.65%

Robert H. Daskal – Chief Financial Officer and Secretary	135,625	(6)	1.55%

David McCoy – Chief Operating Officer	128,750	(7)	1.48%

Brian Friedman – Executive Vice President and Assistant Secretary	158,750	(8)	1.81%

All executive officers and directors of the Company as a group (nine persons)	5,054,780	(9)	45.62%

(1)
Includes 856,480 shares issuable upon conversion of 10,706 shares of Series A Preferred Stock owned indirectly through One Clark LLC, 20,425 shares owned by direct family members and 406,375 shares issuable upon exercise of vested stock options.

(2)	Includes 60,000 shares issuable upon exercise of vested stock options.

(3)	Includes 20,000 shares owned by a direct family member and 60,000 shares issuable upon exercise of vested stock options.

(4)
Includes 2,004,083 shares and 317,500 shares issuable upon exercise of warrants owned indirectly through St. Cloud Capital Partners, L.P., and 20,000 shares issuable upon exercise of vested stock options. Mr. Geller disclaims beneficial ownership of the securities owned by St. Cloud Capital Partners, L.P.

(5)
Includes 25,000 shares owned by Mr. Dewey’s daughters, 125,000 shares issuable upon exercise of warrants and 175,000 shares issuable upon exercise of vested stock options. Mr. Dewey disclaims beneficial ownership of the securities owned by his daughters.

(6)	Includes 128,750 shares issuable upon exercise of vested stock options.

(7)	Includes 118,750 shares issuable upon exercise of vested stock options.

(8)	Includes 148,750 shares issuable upon exercise of vested stock options.

(9)
Includes 856,480 shares issuable upon conversion of 10,706 shares of Series A Preferred Stock, 1,177,625 shares issuable upon exercise of vested stock options and 442,500 shares issuable upon exercise of warrants.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven (7) members and is divided into three (3) classes, one class of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class have been elected and qualified. A majority of the Board of Directors is comprised of independent directors. The nominees to serve as Class I Directors of the Board of Directors are set forth below and each has consented to being named in this proxy statement and has agreed to serve if elected. We currently have a vacancy for a Class III Board member which is not being filled at this year’s Annual Meeting. The Company is currently in the process of identifying a candidate for this position. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as a director, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Each shareholder will be entitled to one (1) vote for each share of Common Stock held as of the Record Date. Shares represented by your proxy will be voted in accordance with your direction as to the election as a director of the person listed below as a nominee. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Election requires the affirmative vote by the holders of a majority of the Common Stock voting at the Annual Meeting.

			Class and Year
		Director	In Which Term
Name	Age	Since	Will Expire

Nominees for Director

Marshall S. Geller (2)(3)	68	2006	Class I, 2011
Christopher C. Dewey (2)	63	2006	Class I, 2011

Directors Continuing in Office

			Class and Year
		Director	In Which Term
Name	Age	Since	Will Expire

Robert J. Rosan (1)(2)(3)(4)	76	2001	Class II, 2009
Norman J. Kurlan (1)(3)(4)	55	2003	Class II, 2009
Mark Goldwasser	49	2001	Class III, 2010
Gary A. Rosenberg (1)(2)(3)(4)	67	1997	Class III, 2010

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Governance Committee
(4)	Member of Mergers & Acquisition Committee

Set forth below is the principal occupations of each director during the past five (5) years.

Mark Goldwasser has served as a director of the Company since December 28, 2001. Mr. Goldwasser joined the Company in June 2000. Mr. Goldwasser was named President in August 2000, Chief Executive Officer in December 2001 and Chairman in April 2005. Prior to joining the Company, Mr. Goldwasser was the Global High Yield Sales Manager at ING Barings from 1997 to 2000. From 1995 to 1997, Mr. Goldwasser was the Managing Director of High Yield Sales at Schroders & Co., and from 1991 to 1995, the Vice President of Institutional High Yield Sales at Lazard Freres & Co. From 1984 to 1991, Mr. Goldwasser served as the Associate Director of Institutional Convertible Sales and Institutional High Yield Sales at Bear Stearns & Co., Inc. From 1982 to 1984, Mr. Goldwasser was a Floor member of the New York Mercantile Exchange (NYMEX) and the Commodity Center (COMEX). Mr. Goldwasser received his BA with Honors from the University of Capetown in 1979.

Gary A. Rosenberg has served as a director of the Company since its inception in February 1997 and served as its President from August 1997 until April 1998. Mr. Rosenberg was Chairman and CEO of UDC Homes, Inc. (and its predecessors) from 1968 to 1994, and the Chairman (non-management) from 1994 to 1996. Presently, Mr. Rosenberg is President and Chief Executive Officer of Urban R2 Development Company LLC. In February 2004, Mr. Rosenberg filed for bankruptcy protection under Chapter 7 in the U.S. Bankruptcy Court for the Northern District of Illinois. Mr. Rosenberg is also Chairman and Director of the Rosenberg Foundation; Founder and Chairman of the Real Estate Research Center and a member of the Board at The Kellogg Graduate School of Management at Northwestern University; and a Trustee of St. Norbert College. Mr. Rosenberg received his BS and MBA from Northwestern University and his JD from the University of Wisconsin.

Robert J. Rosan has served as a director of the Company since December 28, 2001. He has been a partner in the law firm of Rosan & Rosan P.C. for 35 years, specializing in banking, real estate, mortgage, and business contract law. Mr. Rosan received his LLB from Columbia Law School, attended NYU Stern College of Business, and is an active real estate investor and developer, with experience in secured lending and property valuation, and business development.

Norman J. Kurlan has served as a director of the Company since July 28, 2003. Mr. Kurlan is currently an independent commissioned representative with the broker dealer American Portfolios, and has held similar position with Nathan and Lewis Securities. Mr. Kurlan was employed by Bear Stearns & Co. in Private Client Services in New York City from 1981 to 1996. Mr. Kurlan received his BS in business administration from Boston University, an MBA in accounting from St. Johns University and an advanced profession post graduate degree in investment management and finance from New York University.

Marshall S. Geller has served as a director of the Company since January 11, 2006. Mr. Geller is Founder and Senior Managing Director of St. Cloud Capital, a Los Angeles based private investment fund formed in December 2001. He is also Chairman, CEO and Founding Partner of Geller & Friend Capital Partners, Inc., a private merchant bank formed in 1995. Mr. Geller has spent more than 40 years in corporate finance and investment banking, including 21 years as Senior Managing Director for Bear, Stearns & Co., with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Currently he serves as a director on the boards of 1st Century Bank N.A. (Nasdaq:FCTY), GP Strategies Corporation (NYSE.GPX), SCPIE Holdings, Inc. (NYSE.SKP) and ShopNBC-ValueVision Media, Inc. (Nasdaq:VVTV). Mr. Geller is also on the Board of Governors of Cedars Sinai Medical Center, Los Angeles and serves on the Dean’s Advisory Council for the College of Business & Economics at California State University, Los Angeles. Mr. Geller graduated from California State University, Los Angeles, with a BS in Business Administration.

Christopher C. Dewey has served as a director of the Company since December 27, 2006. From 1993 to prior to joining the Company, Mr. Dewey served as Executive Vice President of Jefferies & Company, Inc. Prior to joining Jefferies & Company, Inc., Mr. Dewey was a partner of Merrion Group (1990-1993) and Bear Stearns (1979-1990). Mr. Dewey earned an MBA from the Wharton School in 1987.

Corporate Governance

The Company’s business affairs are conducted under the direction of the Board of Directors in accordance with the Delaware Business Corporation Act and the Company’s Certificate of Incorporation and Bylaws. Members of the Board of Directors are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Certain corporate governance practices that the Company follows are summarized below.

Code of Ethics and Business Conduct

We have adopted the National Holdings Corporation Code of Ethics and Business Conduct (the “Code of Conduct”), a code of conduct that applies to our directors, officers and employees. The Code of Conduct was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and is publicly available on the SEC’s website at www.sec.gov. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

Meetings and Committees of the Board of Directors and Corporate Governance Matters

During the fiscal year ended September 30, 2007, the Company’s Board of Directors met or acted by unanimous written consent a total of 12 times. Each director attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, a Governance Committee and a Mergers & Acquisition Committee, all the members of which, with the exception of Mr. Dewey, are independent, as defined by SEC rules. Each director attended or participated in 75% or more of the aggregate of the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal year 2007.

Director Qualifications. The Board of Directors does not currently have a nominating committee, as the Company believes that having the full Board deliberate the nomination process is in the Company’s best interest. Board of Director nominations are recommended by the directors, which has recommended the nominees named above for election at the 2008 Annual Meeting. In making its nominations, the Board of Director identifies candidates who meet the current challenges and needs of the Board of Directors. In determining whether it is appropriate to add or remove individuals, the Board of Directors will consider issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background and experiences. The Board of Directors also considers the independence, financial literacy and financial expertise standards required by our Board of Directors committees’ charters and applicable laws, rules and regulations, and the ability of the candidate to devote the time and attention necessary to serve as a director and a committee member.

Identifying and Evaluating Nominees for Director.  In the event that vacancies are anticipated or otherwise arise, the Board of Directors considers various potential candidates for director. Candidates may come to the attention of the Board through current directors, professional search firms engaged by us, shareholders or other persons. Candidates are evaluated at regular or special meetings of the Board of Directors and may be considered at any point during the year.

Shareholder Nominees.  Candidates for director recommended by shareholders will be considered by the Board of Directors. Such recommendations should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for membership on our Board of Directors, information regarding any relationships between the candidate and us within the last three years, including stockholdings in us, and a written indication by the recommended candidate of the candidate’s willingness to serve, and should be sent to the Board of Directors at the address listed on page nine of this proxy statement.

The Board of Directors will evaluate recommendations for director nominees submitted by directors, management or qualifying shareholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Board of Directors.

Audit Committee

The Audit Committee for fiscal year 2007 consisted of Gary A. Rosenberg, Robert J. Rosan and Norman J. Kurlan. The members are “independent” as defined in SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 4200 of the Nasdaq Market Place Rules.

On January 22, 2003, the Board adopted a charter for the Audit Committee, as amended and restated on January 12, 2004. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has the power and authority to engage the independent public accountants, reviews the preparations for and the scope of the audit of the Company’s annual financial statements, reviews drafts of the statements and monitors the functioning of the Company’s accounting and internal control systems through discussions with representatives of management and the independent public accountants.

Under SEC rules, companies are required to disclose whether their audit committees have an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934 and whether that expert is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Board of Directors has determined that Mr. Rosenberg is a “financial expert” and is also “independent.” The Audit Committee meets quarterly and on an on-needed basis. The Committee met four times during the year ended September 30, 2007.

The Audit Committee has submitted the following report:

On December 6, 2007, the Audit Committee met to review the results of the fiscal year 2007 audit. The Audit Committee reviewed the Company's audited financial statements as of and for the fiscal year ended September 30, 2007 with management and the Company's independent public accountants, Marcum & Kliegman LLP. This review included the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as issued and amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee discussed with Marcum & Kliegman LLP their independence from management and from the Company, and received a letter from Marcum & Kliegman LLP confirming their independence.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended September 30, 2007 be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Audit Committee:
Gary A. Rosenberg
Robert J. Rosan
Norman J. Kurlan

Compensation Committee

The Company’s Compensation Committee for fiscal year 2007 consisted of Robert J. Rosan, Gary A. Rosenberg, Marshall S. Geller and Christopher C. Dewey. Messrs. Rosan, Rosenberg, and Geller are considered to be “independent.” Mr. Dewey is not considered to be “independent” under SEC rules. On January 12, 2004, the Compensation Committee adopted a formal Compensation Committee Charter, which contains a detailed description of the committee's duties and responsibilities. The Compensation Committee meets annually and on an on-needed basis. The Committee met one time during the year ended September 30, 2007.

Governance Committee

The Governance Committee for fiscal year 2007 consisted of Marshall S. Geller, Gary A. Rosenberg, Robert J. Rosan and Norman J. Kurlan. The members are “independent” as defined in SEC Rule 10A-3 under the Exchange Act and Rule 4200 of the Nasdaq Market Place rules. The Governance Committee was created with certain duties and responsibilities, including setting the Company’s trading policy, monitoring Sarbanes-Oxley matters, resolving Board conflicts and/or such other duties and responsibilities as set forth in the Corporate Governance Committee charter. The Governance Committee meets on an on-needed basis. The Committee did not meet during the year ended September 30, 2007.

Mergers & Acquisition Committee

The Mergers & Acquisition Committee for fiscal year 2007 consisted of Robert J. Rosan, Gary A. Rosenberg and Norman J. Kurlan. The members are “independent” as defined in SEC Rule 10A-3 under the Exchange Act and Rule 4200 of the Nasdaq Market Place rules. The Mergers & Acquisition Committee was created with certain duties and responsibilities including the negotiation of any acquisition or merger agreement and/or such other duties and responsibilities necessary to effectuate a merger or acquisition. The Mergers & Acquisition Committee meets on an on-needed basis. The Committee met three times during the year ended September 30, 2007.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships existed between any members of the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company during the fiscal year ended September 30, 2007, nor has any such interlocking relationship existed in the past.

Procedures for Shareholder Communications to Directors

Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Corporate Secretary
Attention: Board of Directors
National Holdings Corporation
875 North Michigan Avenue, Suite 1560
Chicago, IL 60611

Director Attendance Policy

Attendance of directors at our annual meetings of shareholders can provide our shareholders with an opportunity to communicate with directors about issues affecting the Company. Accordingly, all directors are encouraged to attend annual meetings of shareholders; however, attendance is not mandatory. All of the Company’s directors attended the last annual meeting of shareholders, which was held in March 2007.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS A DIRECTOR OF THE COMPANY.

PROPOSAL 2

TO APPROVE THE COMPANY'S 2008 STOCK OPTION PLAN

The Board of Directors believe that the availability of stock incentives is an important factor in the Company's ability to not only attract and maintain officers, directors, employees, investment executives and consultants, but also to give them an added incentive to exert their best efforts on behalf of the Company. The Board of Directors also believes that additional shares are needed to provide option grants to key persons during the next year. Accordingly, the Board of Directors adopted the Company's 2008 Stock Option Plan ("2008 Option Plan"), subject to shareholder approval, and reserved Five Million (5,000,000) shares of Common Stock for issuance pursuant to the exercise of options granted under such 2008 Option Plan. The 2008 Option Plan will be effective April 1, 2008, subject to shareholder approval.

Description of the 2008 Option Plan

The 2008 Option Plan will provide for the grant of either incentive stock options under Section 422 of the Internal Revenue Code or nonstatutory options.

The committee which will administer the 2008 Option Plan (the "Committee") will consist of not less than two directors. Committee members will be non-employee directors as defined by applicable SEC rules and outside directors as defined by Internal Revenue Code regulations. On the day of the Annual Meeting, each individual who, on such date, is a non-employee director will receive an option for 10,000 shares of Common Stock. With respect to grants of options to non-employee directors, the Board of Directors will administer and interpret the 2008 Option Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the 2008 Option Plan and make any such other determinations and take such other actions it deems necessary or advisable. Subject to any limitations imposed by the Board of Directors of the Company and the terms of the 2008 Option Plan, the Committee periodically will determine which people associated with the Company or its subsidiaries will receive options under the 2008 Option Plan, the type of option, the number of shares covered by the option, the per share purchase price and the terms of the option, which may include limited transferability of non-statutory options to certain family members and certain entities controlled by them. Options shall not otherwise be transferable other than by will or the laws of descent and distribution.

The proposed 2008 Option Plan provides that payment in full for shares purchased under an option shall be made in cash (including check) at the time the option is exercised or, with the consent of the Committee, (i) by tendering shares of Common Stock owned at least six months and valued at the fair market value of such shares on the date the option is exercised, or (ii) by requesting the Company to withhold from issuance that number of shares having a fair market value of such shares on the date of exercise equal to the exercise price.

The number of shares with respect to which options may be granted under the 2008 Option Plan will be Five Million (5,000,000) shares, subject to the limitation that the total number of shares with respect to which incentive stock options may be granted shall not exceed Five Million (5,000,000), and such limitations shall be subject to adjustment in certain events. Any shares covered by options which, for any reason, expire or are terminated may be re-optioned under the 2008 Option Plan.

The 2008 Option Plan provides that the option price of incentive stock options shall be not less than 100% of the fair market value of the stock at the time of grant and will be an amount not less than 110% of the fair market value of the stock at the time of grant for options granted to an employee owning 10% or more of the Common Stock. Nonstatutory options shall be granted at a price determined by the Committee. The maximum term of any option under the 2008 Option Plan is ten years from date of grant (five (5) years for employees owning 10% or more of the Common Stock), and the 2008 Option Plan contains provisions with respect to earlier termination of options upon termination of employment.

In the case of specified executive officers of the Company, the number of option shares granted in a fiscal year to any such officer shall not exceed 250,000 shares. In the case of incentive stock options, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year shall not exceed $100,000.

Members of the Committee are appointed by the Company's Board of Directors and serve at the pleasure of the Board. The Board may at any time amend or discontinue the 2008 Option Plan, provided that no Board action may increase the number of shares available for option (except to adjust for stock splits, etc.), reduce the option price for incentive stock options below 100% of fair market value at date of grant, or change the requirements for eligibility to participate in the 2008 Option Plan without shareholder approval. No options may be granted under the 2008 Option Plan after December 31, 2017.

If shareholders approve the proposed 2008 Option Plan, the Company expects to register Five Million (5,000,000) shares issuable upon exercise of option grants under the 2008 Option Plan under the Securities Act of 1933.

Federal Income Tax Consequences

The Company believes that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2008 Option Plan.

Options that are not deemed to be deferral arrangements under Section 409A of the Internal Revenue Code (the “Code”) would have the following tax consequences: The grant of an option at or above fair market value will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an incentive stock option, except that the alternative minimum tax may apply. Upon exercising a nonstatutory option, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise.

Upon a disposition of shares acquired upon exercise of an incentive stock option before the end of the applicable incentive stock option holding periods (two years from the date of grant and one year from the date of exercise of the incentive stock option), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the incentive stock option shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the incentive stock option shares minus the exercise price, and the participant will have capital gains or loss, long-term or short-term as the case may be, in an amount equal to the difference between (i) the amount realized by the participant upon that disposition of the shares and (ii) the option price paid by the participant increased by the amount of ordinary income, if any, so recognized by the participant. Otherwise, a participant's sale of shares acquired by exercise of an option generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount recognized as ordinary income in connection with the option's exercise.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Both non-qualified stock options and incentive stock options granted pursuant to the 2008 Stock Option Plan are intended to be exempt from Section 409A of the Code. The final Treasury Regulations under Section 409A, issued in April 2007, exclude from the provisions of that section (i) any stock options that are incentive stock options under Section 422 of the Code, and (ii) any non-qualified stock options granted with an exercise price of not less than the fair market value of the stock on the grant date, provided that the number of shares subject to the option is fixed on the grant date. The 2008 Stock Option Plan contains definitions of “fair market value” and “grant date” that are consistent with those set forth in the Treasury Regulations. As a result, both non-qualified stock options and incentive stock options granted pursuant to the 2008 Employee Stock Option Plan should not be subject to the accelerated income tax and excise tax provisions of Section 409A of the Code.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2008 Option Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2008 Option Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2008 Option Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

Required Vote

Approval of the 2008 Option Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote on the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
THE 2008 STOCK OPTION PLAN.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, acting on the recommendation of the Audit Committee, has appointed Marcum & Kliegman LLP, as the independent public accountants for the Company for the fiscal year ending September 30, 2008. The Board of Directors requests that the shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors will consider the selection of another public accounting firm for fiscal year 2008 and future years. One or more representatives of Marcum & Kliegman LLP may attend the Annual Meeting and, if so, will have an opportunity to make a statement if they so desire, and would be available to answer questions.

Audit Fees. Fees for services performed by Marcum & Kliegman LLP during fiscal years 2007 and 2006 relating to the audit of our consolidated annual financial statements, the review of our consolidated quarterly financial statements included in our Forms 10-Q and preparation of Federal and state income tax returns were $235,000 and $225,000, respectively.

Audit-Related Fees. “Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” mentioned above. There were no such fees paid in fiscal years 2007 or 2006.

Tax Fees. The fees billed in fiscal years 2007 and 2006 for tax compliance, tax advice or tax planning are included in Audit Fees above.

All Other Fees. Fees for services performed by Marcum & Kliegman LLP during fiscal years 2007 and 2006 relating to the Company’s registration statement were $31,500 and $15,000, respectively.

Pre-Approval Policies

Pursuant to the rules and regulations of the SEC, before the Company’s independent public accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company’s audit committee or entered into pursuant to the committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee.

Required Vote

The affirmative vote of the holders of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting is needed to ratify the appointment of Marcum & Kliegman LLP as the Company's independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MARCUM & KLIEGMAN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY IN FISCAL YEAR 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis is intended to provide a context for the disclosures contained in this Proxy Statement with respect to the compensation paid to our Named Executive Officers. Their compensation is detailed in the tables that follow this Compensation Discussion and Analysis. Specifically, this Compensation Discussion and Analysis will explain the objectives and material elements of the compensation of the Named Executive Officers during the fiscal year ended September 30, 2007.

The Compensation Committee of our Board of Directors has the responsibility of developing and overseeing a comprehensive compensation philosophy, with strategies and principles that have the support of the Board of Directors and management, and that ensure the fair and consistent administration of our compensation program. The Compensation Committee makes recommendations to the full Board for approval relating to the total compensation to be paid to the Named Executive Officers, including salary, performance bonus, equity awards, long-term awards, benefits and perquisites.

Philosophy and Objectives of Our Compensation Program

The primary objectives of the Compensation Committee are to ensure that our executive compensation and benefits programs are structured to: attract and retain executive talent by offering compensation that is competitive with pay at other companies of a similar size in the same or similar industries; safeguard our interests and the interests of our shareholders; and cost-efficient and fair to our employees, management and shareholders.

Our Compensation Committee believes that an effective compensation program is one that provides certain incentives, while also providing a reasonable level of security to the Named Executive Officers through competitive base salaries and bonus opportunities. To this end, our executive compensation reflects a balance of cash and non-cash compensation. The Compensation Committee does not set a rigid target for these mixes, and the mix will necessarily vary from year to year based upon our underlying financial performance. Our incentive plans reward performance with time-based vesting in order to assist in employee retention.

Committee Purposes and Responsibilities

The Committee carries out the duties and responsibilities set forth below. These functions serve as a guide with the understanding that the committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors, from time to time, related to the purposes of the Committee.

In discharging its oversight role, the committee is empowered to study or investigate any matter of interest or concern that the committee deems appropriate and shall have the sole authority to retain, without seeking Board approval, outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

Setting Compensation for Executive Officers and Directors

•	Establish and review the overall compensation philosophy of the Company.

•	Review and approve the Company's corporate goals and objectives relevant to the Chief Executive Officer and other executive officers' compensation, including annual performance objectives.

•
Evaluate the performance of the Chief Executive Officer and other executive officers in light of those goals and objectives and, based on such evaluation, review and approve the annual salary, bonus, stock options, and other benefits, direct and indirect, of such officers.

•
In determining the long-term incentive component of compensation for the Chief Executive Officer and other executive officers, the Committee considers the Company's performance and relative shareholder return, the value of similar incentive awards to the Chief Executive Officers and other executive officers at comparable companies, and the awards given to the Company's Chief Executive Officer and other executive officers in past years. The Committee is not precluded from approving awards (with the ratification of the Board of Directors) as may be required to comply with applicable tax laws, such as Rule 162(m) of the Internal Revenue Code.

•
In connection with executive compensation programs: (a) review and recommend to the full Board of Directors, or approve, new executive compensation programs; (b) review on a periodic basis the operations of the Company's executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes; (c) establish and periodically review policies for the administration of executive compensation programs; and (d) take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

•	Establish and periodically review policies in the area of senior management perquisites.

•	Consider policies and procedures pertaining to expense accounts of senior executives.

•	Review and recommend to the full Board of Directors compensation of directors as well as directors and officers indemnification and insurance matters.

•
Review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, change-in-control, severance, or termination arrangements, and loans to employees made or guaranteed by the Company.

Monitoring Incentive and Equity-Based Compensation Plans

•
Review and make recommendations to the Board of Directors with respect to the Company's incentive-compensation plans and equity-based plans, and review the activities of the individuals responsible for administering those plans.

•	Review and approve all equity compensation plans of the Company that are not otherwise subject to the approval of the Company's shareholders.

•	Review and make recommendations to the full Board of Directors, or approve all awards of shares or share options pursuant to the Company's equity-based plans.

•	Monitor compliance by executives with the rules and guidelines of the Company's equity-based plans.

•
Select, retain, and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant's fees and other retention terms.

Role of Executive Officers in Compensation Decisions

Our compensation committee makes all determinations affecting the compensation for our Named Executive Officers, including our Chief Executive Officer, and recommends those determinations to the full Board of Directors for approval. Our Chief Executive Officer may attend meetings of the committee as a non-voting advisory member, except that he is not present for any discussion of his own compensation. The compensation committee receives and carefully considers our Chief Executive Officer's evaluations of all Named Executive Officers other than himself, as well as his recommendations with respect to all components of compensation of the other Named Executive Officers. The committee expressly reserves the right to exercise its discretion in modifying any adjustments or awards recommended by our Chief Executive Officer, although historically the committee has given significant weight to the recommendations of our Chief Executive Officer with respect to the other Named Executive Officers.

Principal Elements of our 2007 Compensation Program

The principal elements of compensation for our Named Executive Officers during fiscal 2007 were as follows:

•	base salary;

•	brokerage commissions;
•	incentive bonus;
•	equity awards;
•	corporate finance compensation; and
•	other compensation.

Base Salary.  Generally, we set executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. We seek to maintain base salary amounts at or near the industry norms while avoiding paying amounts in excess of what we believe is necessary to motivate executives to meet corporate goals. Base salaries are generally reviewed annually, subject to terms of employment agreements, and our compensation committee and board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Brokerage Commissions.  If the executive is a registered representative, part of the executive’s total compensation is a percentage of the brokerage commissions with respect to customer accounts for which such individuals were the designated account representatives. We believe this form of additional compensation creates incentives for our executives.

Incentive Bonus.  The Company has an incentive bonus plan that must be approved annually by the compensation committee that rewards senior management for their performance in building revenues and shareholder value of the Company and acts as an incentive to continue to improve performance. The bonus plan for fiscal year 2007 provides for a bonus pool to be funded from 20% of the Company’s consolidated net income for fiscal year 2007, provided however that in no event will such bonus pool create or increase a loss attributable to common shareholders. The Chief Executive Officer of the Company is authorized to distribute bonuses to senior management in such allocations to such persons as he reasonably deems to have contributed to the Company’s performance.

Equity Awards.  We also use stock options and other stock-based awards to reward long-term performance. We believe that providing a meaningful portion of our executives’ total compensation package in stock options and other stock-based awards will align the incentives of our executives with the interests of our shareholders and with our long-term success. The Compensation Committee and Board develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to our executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives.

Equity awards were granted through the 2006 Stock Option Plan, which was adopted by our shareholders in March 2006. The 2006 Plan will terminate when no further awards may be granted and awards granted are no longer outstanding, provided that options may not be granted after December 31, 2015. The plan is intended to comply with the regulations issued under Section 162(m) of the Internal Revenue Code and is administered by our Compensation Committee. To the extent permitted under the provisions of the plan, the Compensation Committee has authority to determine the selection of participants, allotment of shares, price, vesting period and other conditions of awards.

Corporate Finance Compensation.  As part of our corporate finance compensation, the Company generally receives underwriter or placement agent warrants exercisable to purchase securities similar to those sold to the public by the companies whose offerings we underwrite or privately place. The warrants generally have a five-year expiration date, are subject to a restriction period and the exercise price is typically 100 percent to 120 percent of the price at which the securities are initially sold to the public. The Company’s senior officers and members of its corporate finance department are entitled to a portion of the underwriter or placement agent warrants received in the course of the Company’s corporate finance activities. Such warrants are allocated in part based upon the individual’s contribution to both the Company’s overall business activities and the particular corporate finance transaction in which they are issued.

Other Compensation.  We have established and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all salaried employees and do not discriminate in favor of executive officers.

Compensation Committee Report

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Committee is responsible for reviewing and approving the compensation of the Company's Chief Executive Officer and recommending to the Board of Directors the compensation of the Company's other officers and the Company’s chairman, consistent with employment contracts, where appropriate. The Committee believes the compensation paid to the Company’s Executive Officers is competitive with companies within its industry that are comparable in size and by companies outside the industry with which the Company competes for executive talent.

The Company has a compensation program that consists of salary and performance bonus (that are generally reviewed annually) and stock options. For the fiscal year ended September 30, 2007, the Compensation Committee approved a bonus pool, whereby 20% of the Company’s net income was paid as a bonus to certain members of the Company’s senior management. It is anticipated that a similar bonus pool plan will be recommended by the Compensation Committee, and approved by the Company’s Board of Directors, for the fiscal year ending September 30, 2008. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support the Company's business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid executives with comparable qualifications and experience. This is critical to attract and retain competent executives.

Annual cash bonuses are determined by the Compensation Committee. Stock options may be granted to key employees of the Company pursuant to the Company's stock option plan that provides additional incentive to maximize shareholder value. The plans may also utilize vesting periods to encourage option recipients to continue in the employ of the Company. The Company grants stock options to its officers, directors, employees, investment executives and consultants.

The Compensation Committee regularly evaluates its policies with respect to executive compensation. The Compensation Committee believes that a combination of salary, commissions, as applicable, bonus, and stock options provides a mix of short and long-term rewards necessary to attract motivate and retain an excellent management team.

The Company intends to comply with the requirements of Section 162 (m) of the Internal Revenue Code of 1986 for the fiscal year 2008.

Compensation of the Chief Executive Officer. In March 2006, the Company and Mr. Goldwasser entered into an Employment Agreement for a three-year term with annual one-year renewal periods unless notice of non-renewal is given by either party. The Compensation Committee performed its review of Mr. Goldwasser’s compensation package in accordance with the principles of our compensation philosophy described above. Information considered by the compensation committee included competitive compensation data and Mr. Goldwasser’s record as the chief executive officer of the Company. The compensation committee determined that the total compensation package offered to Mr. Goldwasser was appropriate under prevailing market conditions and that a package of materially lesser value would have been insufficient to secure Mr. Goldwasser’s services. The initial base salary is $350,000 per annum, subject to annual increases. Mr. Goldwasser will also participate in any senior management bonus pools, and receives normal employee benefits.

Compensation Committee:
Robert J. Rosan
Gary A. Rosenberg
Marshall S. Geller
Christopher C. Dewey

Executive Officers

The following sets forth information as to persons who serve as our executive officers as of December 31, 2007:

Mark Goldwasser, 49 years old. Chief Executive Officer, President and Chairman of the Board. For information regarding Mr. Goldwasser, see “Proposal 1 – Election of Directors.”

Christopher C. Dewey, 63 years old. Vice Chairman of the Board. For information regarding Mr. Dewey, see “Proposal 1 – Election of Directors.”

Robert H. Daskal , 66 years old, has served as Chief Financial Officer and Secretary of the Company since March 2006. Mr. Daskal served as Acting Chief Financial Officer and Acting Secretary of the Company from January 2002 to March 2006, and served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company from February 1997 through December 2001. From 1994 to 1997, Mr. Daskal was a director, Executive Vice President and Chief Financial Officer of Inco Homes Corporation, and from 1985 to 1994, Mr. Daskal was a director, Executive Vice President-Finance and Chief Financial Officer of UDC Homes, Inc. (and its predecessors). Mr. Daskal, a former Tax Partner with Arthur Andersen & Co., became a CPA in Illinois in 1967. He received his BBA and JD from the University of Michigan in Ann Arbor.

David McCoy, 45 years old, has served as Chief Operating Officer since March 2006.  Mr. McCoy joined National Securities in November 2005 and served as Chief Operating Officer from November 2005 to November 2007, and has served as National Sales Manager and Business Development Manager since November 2007.  Prior to joining the Company, Mr. McCoy was the Chief Operating Officer of GunnAllen Financial from 2002 to 2005.  From 2000 to 2002, Mr. McCoy was the Director of Retail Sales at Montauk Financial.  Prior to 2000, Mr. McCoy was a producing registered representative and affiliate owner for various firms dating back to 1985.  Mr. McCoy received his bachelor’s degree in both Economics and Business Administration from Rollins College and attended the Crummer School of Business.

Brian Friedman, 36 years old, has served as Executive Vice President since March 2006.  Mr. Friedman joined National Securities in 1997 as an associate in the investment banking department.  During his tenure with the Company, Mr. Friedman has served as a vice-president of corporate finance and currently serves as a managing director and the Head of Investment Banking.  Prior to joining the Company, Mr. Friedman served as an Associate at Liberty Hampshire, where he helped structure, raise capital and operate a special purpose finance company that grew to over $1.0 billion under management.  Mr. Friedman earned his B.A. from the University of Iowa and his JD/MBA from Illinois Institute of Technology.

Summary Compensation Table

The following table sets forth the cash compensation paid by the Company to each of its Named Executive Officers during the fiscal year ended September 30, 2007:

				Other
			Option	Compensation	Total
Name and Capacity	Salary (1)	Bonus	Awards (2)	(3)	Compensation

Mark Goldwasser Chairman, President and Chief Executive Officer	$436,533	$230,000	$109,500	$68,119	$844,152

Christopher C. Dewey Vice Chairman (4)	$91,000	$56,000	$171,679	$-	$318,679

Robert H. Daskal Chief Financial Officer and Secretary	$160,000	$46,000	$52,458	$-	$258,458

David McCoy Chief Operating Officer	$200,367	$56,000	$52,458	$-	$308,825

Brian Friedman Executive Vice President	$213,100	$109,000	$69,114	$-	$391,214

(1)
Amounts include, if any, commissions earned in the normal course of business, fees received for corporate finance services and profit from the sale during the year of the Company’s Common Stock obtained through the exercise of options.

(2)	Represents compensation cost of option awards as described in FAS 123R.

(3)	Represents income realized from the sale of securities received in corporate finance transactions.

(4)	Mr. Dewey joined the Company and became an executive officer in December 2006.

Grants of Plan-Based Awards

The following tables present information with respect to the stock options and non-equity incentive compensation granted in the fiscal year ended September 30, 2007 to the Named Executive Officers. There can be no assurance that the Grant Date Fair Value of Option Award will ever be realized by the individual. The amount of these awards that were expensed is shown in the Summary Compensation Table.

			Number of
			Securities		Grant Date
			Underlying		Fair Value
	Grant	Expiration	Options	Exercise	of Option
Name	Date	Date	Granted	Price	Award (1)

Mark Goldwasser	03/14/07	03/14/12	50,000	$1.705	$41,500
	08/01/07	08/01/12	57,500	$2.44	68,000
			107,500		$109,500

Christopher C. Dewey	12/27/06	12/27/11	150,000	$1.30	$96,400
	03/14/07	03/14/12	30,000	$1.55	25,960
	08/01/07	08/01/12	40,000	$2.22	49,319
			220,000		$171,679

Robert H. Daskal	03/14/07	03/14/12	25,000	$1.55	$21,633
	08/01/07	08/01/12	25,000	$2.22	30,825
			50,000		$52,458

David McCoy	03/14/07	03/14/12	25,000	$1.55	$21,633
	08/01/07	08/01/12	25,000	$2.22	30,825
			50,000		$52,458

Brian Friedman	03/14/07	03/14/12	30,000	$1.55	$25,960
	08/01/07	08/01/12	35,000	$2.22	43,154
			65,000		$69,114

(1) Represents compensation cost of option awards as described in FAS 123R.

No options were exercised by the Named Executive Officers in the fiscal year ended September 30, 2007. The values of unexercised options at September 30, 2007 are as follows:

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option awards as of September 30, 2007 for each Named Executive Officer.

	Number of Securities
	Underlying Unexercised			Option	Option	Option
	Options at Fiscal Year End			Exercise	Grant	Expiration
Name	Exercisable	Unexercisable		Price	Date	Date

Mark Goldwasser	367,000	-		$1.375	02/14/05	02/14/10
	12,500	37,500	(1)	$1.705	03/14/07	03/14/12
	14,375	43,125	(2)	$2.44	08/01/07	08/01/12

Christopher C. Dewey	75,000	75,000	(3)	$1.30	12/27/06	12/27/11
	7,500	22,500	(1)	$1.55	03/14/07	03/14/12
	10,000	30,000	(2)	$2.22	08/01/07	08/01/12

Robert H. Daskal	110,000	-		$1.25	02/14/05	02/14/10
	6,250	18,750	(1)	$1.55	03/14/12	03/14/12
	6,250	18,750	(2)	$2.22	08/01/12	08/01/12

David McCoy	75,000	25,000	(4)	$1.00	02/14/05	11/28/10
	6,250	18,750	(1)	$1.55	03/14/07	03/14/12
	6,250	18,750	(2)	$2.22	08/01/07	08/01/12

Brian Friedman	125,000	-		$1.25	02/14/05	02/14/10
	7,500	22,500	(1)	$1.55	03/14/07	03/14/12
	8,750	26,250	(2)	$2.22	08/01/07	08/01/12

(1) These shares vest in three equal annual installments beginning on March 14, 2008.

(2) These shares vest in three equal annual installments beginning on August 1, 2008.

(3) These shares fully vested on December 27, 2007.

(4) These shares fully vested on November 28, 2007.

Directors Compensation

Each outside director is paid a directors fee of $15,000 per annum, payable quarterly. Outside directors are also granted options to purchase 10,000 shares of the Company’s Common Stock each year of their tenure on the day after the date of the Company’s Annual Meeting of Shareholders, which fully vest six (6) months after the date of issuance. The exercise price of such options equal or exceed fair market value of the Common Stock on the date of grant. The Company reimburses all directors for expenses incurred traveling to and from Board meetings. The Company does not pay inside directors any compensation as a director. The compensation for directors was approved by the disinterested members of the Board of Directors. The following table summarizes the compensation of our outside directors for fiscal year 2007.

	Fees	Option Awards		Total
Name	Paid	Number	Value (1)	Compensation
Gary A. Rosenberg	$15,000	20,000	$17,314	$32,314
Robert J. Rosan	$15,000	20,000	$17,314	$32,314
Norman J. Kurlan	$15,000	20,000	$17,314	$32,314
Marshall S. Geller	$15,000	10,000	$8,657	$23,657

(1) Represents compensation cost of option awards as described in FAS 123R.

Equity Compensation Plan Information

The following table sets forth information as of September 30, 2007 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,007,000	(1)	$1.62	380,000	(2)

(1) Includes options issued and outstanding under the 2001 and 2006 Stock Option Plans.

(2) Includes options available for issuance under the 2006 Stock Option Plan.

Employment Agreements

Mr. Goldwasser entered into an Employment Agreement with the Company dated March 15, 2006. The Agreement is for a three-year term with annual one-year renewal periods unless notice of non-renewal is given by either party. The base salary was initially $350,000 per annum, subject to annual increases, and is currently $385,000 per annum. Mr. Goldwasser is also entitled to receive commissions and fees in accordance with programs established at National Securities, including, without limitation, warrants received by National Securities in connection with corporate financing activities. Mr. Goldwasser will also participate in any senior management bonus pools, and receives normal employee benefits.

Mr. Dewey entered into a Compensation Agreement with the Company dated December 27, 2006. The Agreement is at will. In accordance with the Agreement, the initial base salary is $120,000 per annum, subject to annual increases, and Mr. Dewey was granted an option to purchase 150,000 shares of Common Stock at $1.30 per share, all of which are currently exercisable. Mr. Dewey is also entitled to receive commissions and fees in accordance with programs established at National Securities, including, without limitation, warrants received by National Securities in connection with corporate financing activities. Mr. Dewey also participates in any senior management bonus pools, and receives normal employee benefits.

Mr. McCoy entered into a Compensation Agreement with the Company dated November 28, 2005. The Agreement is at will. In accordance with the Agreement, the initial base salary is $200,000 per annum, subject to annual increases, and Mr. McCoy was granted an option to purchase 100,000 shares of Common Stock at $1.00 per share, all of which are currently exercisable. Mr. McCoy is also entitled to receive commissions and fee in accordance with programs established at National Securities, including, without limitation, warrants received by National Securities in connection with corporate financing activities. Mr. McCoy also participates in any senior management bonus pools, and receives normal employee benefits. The Company also maintains a corporate apartment in New York City that Mr. McCoy occupies at such times that his business activities require him to be present in New York City.

Mr. Daskal entered into a Termination and Consulting Agreement with the Company dated December 14, 2001. The agreement with Mr. Daskal provided for the termination of all provisions and obligations pursuant to his Employment Agreement dated January 1, 1997, as amended on July 1, 1999, and payment by the Company of a monthly consulting fee of $10,000 for a period of 27 months which was to commence April 1, 2002. The effective date of the payment of his monthly consulting fee has been deferred until such time as Mr. Daskal’s employment with the Company is terminated. Mr. Daskal subsequently agreed to serve as the Company’s Chief Financial Officer and Secretary. Mr. Daskal also may receive warrants received by National Securities in connection with corporate financing activities.

Pension Benefits

Other than our 401(k) plan, we do not maintain any other plan that provides for payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

We do not maintain any deferred compensation plans.

Potential Termination and Change in Control Payments

Mark Goldwasser is the only Named Executive Officers who has an employment agreement with us that provides for potential payments in the event of his termination.

Pursuant to the employment agreement governing Mr. Goldwasser’s employment with us, he would be entitled to compensation upon termination of his agreement by us without cause, by Mr. Goldwasser for “good reason,” or as a result of non-renewal of the agreement by either party, or as a result of his disability or his death, or upon a change of control. According to the employment agreement:

•
“Good reason” means: (i) the Company's failure or refusal to perform any obligations required to be performed in accordance with this Agreement after a reasonable notice and an opportunity to cure same, (ii) a material diminution in Mr. Goldwasser’s title, duties, responsibilities, reporting relationship or positions, (iii) the relocation of Mr. Goldwasser’s principal office location more than fifty (50) miles from its current location, and (iv) the failure of the Company or National Securities to obtain the assumption in writing of its obligation to perform the agreement by any successor to all or substantially all of the assets of the Company. Notwithstanding the occurrence of any such event or circumstance above, such occurrence shall not be deemed to constitute Good Reason hereunder if, within a thirty-day notice period, the event or circumstance giving rise to Good Reason has been fully corrected by the Company.

•
“Cause” shall mean (i) Mr. Goldwasser's conviction of a felony; (ii) the alcoholism or drug addiction of Mr. Goldwasser; (iii) the continued and willful failure by Mr. Goldwasser to substantially and materially perform his material duties hereunder, after reasonable notice and an opportunity to cure same; (iv) any material breach or violation of Executive's fiduciary duty owed to the Company, National Securities or any of their subsidiaries or affiliates; (v) acts of willful or gross misconduct which results, or is likely to result, in material economic, or other harm, to the Company, National Securities or any of their subsidiaries or affiliates, which are not cured by Mr. Goldwasser after reasonable notice is provided; or (vi) action taken by a regulatory body or self regulatory organization that substantially impairs Mr. Goldwasser performing his duties pursuant to the agreement.

•
“Change in Control” means (i) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a "Business Combination"), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); or (ii) the election of a majority of new (i.e., non-incumbent) directors to the Board unless such new directors are proposed for nomination as directors by Mr. Goldwasser or he plays a role in selecting such new directors for nomination to the Board, or (iii) approval by the Company's shareholders of a complete dissolution or liquidation of the Company.

•
"Accrued Obligations" shall mean (i) all accrued but unpaid salary, compensation or other benefits through the date of termination of Mr. Goldwasser’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with the agreement, and (iii) all compensation or benefits due to Mr. Goldwasser under the terms and rules of any Company or National Securities compensation or benefit plan in which Mr. Goldwasser participates, including without limitation, any Company option plans, or otherwise required by applicable law.

Assuming Mr. Goldwasser had been terminated on September 30, 2007, he would have been entitled to receive approximately $1,247,000 as a result of termination by us without cause, by Mr. Goldwasser for good reason, or as a result of a Change in Control, representing (i) a severance payment equal to twice Mr. Goldwasser’s prior year’s compensation, including salary and bonus; (ii) all Accrued Obligations and (iii) continued benefits for a period of 18 months including medical, hospitalization, dental and life insurance programs in which Mr. Goldwasser, his spouse and dependents were participating immediately prior thereto. The severance payment attributable to compensation, of approximately $1,195,000, is payable to Mr. Goldwasser in a lump sum upon a Change of Control, or otherwise in installments over the shorter of two years or the remaining term of the employment agreement. The severance payment attributable to benefits, of approximately $52,000, is payable over an 18 month period. Mr. Goldwasser would not have been entitled as of September 30, 2007 to receive these amounts as a result of termination by us with cause, or by Mr. Goldwasser without good reason. In the event of Mr. Goldwasser’s termination due to death or disability, Mr. Goldwasser’s beneficiaries would be entitled to all Accrued Obligations.

Mr. Goldwasser’s option agreements contain clauses that provide that in the event of a change in control of our company, or upon the death or disability of the Named Executive Officer, all outstanding stock options become fully vested in the holder. The unrealized value of in-the-money unvested stock options subject to accelerated vesting was approximately $56,500 as of September 30, 2007. The unrealized value was calculated by multiplying the number of unvested shares under “Outstanding Equity Awards at Fiscal Year-End” above by the closing price of $2.80 per share of common stock on September 30, 2007, as quoted on the OTCBB, and then deducting the aggregate exercise price of the unvested stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Exchange Act, the Company's directors and executive officers and beneficial owners of more than 10% of the Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock. Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2007, the Company’s insiders have complied with all Section 16(a) filing requirements applicable to them.

Comparison of Five-Year Cumulative Total Return

On November 1, 2004 the Company’s Common Stock was delisted from The American Stock Exchange (AMEX) and commenced trading on the Over-the-Counter Bulletin Board under the symbol “OLYD”. In March 2006 the Company changed its name to “National Holdings Corporation” and changed its symbol to “NHLD”.

The following chart and graph compares cumulative total stockholder return on the Company’s Common Stock with the cumulative total stockholder return on the common equity of the companies in the AMEX U.S. Index and the AMEX U.S. Financial Index (the “Peer Group”) for the period from October 1, 2002 to September 30, 2007. We assume a $100 investment on October 1, 2002, in each of the Company’s Common Stock, AMEX U.S. Index and the AMEX U.S. Financial Index (the “Peer Group”), and further assume the reinvestment of all dividends.

	National		AMEX
Measurement Period	Holdings	AMEX	U.S. Financial
(Fiscal Year Covered)	Corporation	U.S. Index	Index

2002	100.00	100.00	100.00
2003	245.28	121.45	125.05
2004	150.94	140.71	137.64
2005	150.94	166.41	142.60
2006	254.72	180.43	159.45
2007	528.30	211.81	157.36

Certain Relationships and Related Transactions

Messrs. Dewey and McCoy have brokerage margin accounts with National Securities. The transactions, borrowings and interest charges in these accounts are handled in the ordinary course of business and are consistent with similar third party customer accounts.

In January 2006, the Company completed a transaction whereby certain new investors made a $2,000,000 investment in the Company by purchasing an aggregate of (i) $1,000,000 of the Company’s newly created Series B Preferred Stock, which is convertible into Common Stock at a price of $.75 per share, (ii) 11% convertible promissory notes in the principal amount of $1,000,000, which is convertible into Common Stock at a price of $1.00 per share and (iii) warrants to purchase an aggregate of 300,000 shares of Common Stock at an exercise price of $1.00 per share. The investment included $1,700,000 by St. Cloud Capital Partners, L.P., whose managing partner is Marshall S. Geller, who became a member of the Board of Directors of the Company simultaneous with the closing of the transaction, and $300,000 by two unrelated investors. In fiscal year 2007, the Company exercised the conversion rights contained in both the Series B Preferred Stock and the convertible promissory notes, and issued common stock to the holders.

In February 2007, the Company completed a financing transaction under which certain investors purchased 10% promissory notes in the principal amount of $1.0 million, with warrants to purchase an aggregate of 250,000 shares of common stock at an exercise price of $1.40 per share. The promissory notes mature in February 2009. The investment included $500,000 by Christopher C. Dewey and $250,000 by St. Cloud. Mr. Dewey, and Mr. Geller, the Senior Managing Partner of St. Cloud, are each members of the Company’s board of directors.
Mr. Dewey has previously served as an advisor to Robotic Ventures Fund I, L.P. (the “Fund”), a venture capital fund dedicated to investing in companies engaged in the business of robotics and artificial intelligence. The Company serves as the managing member of Robotic Ventures Group LLC, the general partner of the Fund (the “Fund General Partner”), and owns 24.5% of the Fund General Partner. Mr. Dewey is a 9.6% limited partner in the Fund. Mr. Dewey also serves on the Board of Directors of both Z-Kat, Inc, and Mako Surgical Corp., which are investee companies of the Fund.

OTHER BUSINESS

Management knows of no business to be brought before the Annual Meeting of Shareholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope in enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

By Order of the Board of Directors

/s/ Robert H. Daskal
Robert H. Daskal
Secretary

Exhibit A

National Holdings Corporation

2008 Stock Option Plan

1. Purpose of the Plan. Under this 2008 Stock Option Plan of National Holdings Corporation, eligible employees, key independent contractors and advisors and non-employee members of the Board of Directors may be granted the opportunity to purchase shares of the Company's common stock under specified terms and conditions. The Plan is designed to enable the Employers to attract, retain and motivate employees, advisors, key independent contractors and non-employee members of the Board of Directors by providing for or increasing their proprietary interests in the Company. The Plan provides for options which qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), as well as options which do not so qualify ("Non-statutory Options"). Any Option granted under Plan will be clearly identified as either an Incentive Option or a Non-statutory Option, and independent contractors, advisors and non-employee directors will only be eligible to receive Non-statutory Options.

2. Definitions. The following terms, when appearing in the text of this Plan in capitalized form, will have the meanings set out below.

(a) "Board" will mean the Board of Directors of the Company.

(b) "Cause" will mean, in connection with the termination of an Optionee's employment with an Employer (or the severance of an independent contractor's service or a non-employee member of the Board of Directors' relationship with an Employer), termination because of: (i) conviction of a felony; (ii) gross negligence or willful misconduct in the performance of the Optionee's duties; (iii) deliberate material injury to any Employer, including but not limited to the property, reputation or goodwill of such Employer, by or permitted by the Optionee; (iii) other willful misconduct by Optionee, including but not limited to sexual misconduct, (iv) breach of the Optionee's written employment or independent contractor agreement; (v) any act or acts of moral turpitude by Optionee which negatively affects the interest, property, operations, business or reputation of any Employer; (vi) Optionee's violation of a federal, state or local law or regulation or any of the ethical standards applicable to any Employer's business which negatively affects the interest, property, operations, business or reputation of any Employer; (vii) a material breach by Optionee of any of an Employer's written policies; or (viii) breach of an Employer's internal financial controls (as defined below). By way of amplification, and not by way of limitation, "Cause" includes unlawful possession, use or sale of illegal narcotics or other controlled substances, being under the influence of illegal narcotics or other controlled substances while performing job duties or operating a vehicle in the course of employment. "Breach of an Employer's internal financial controls" means: (A) actions prohibited by a written conflict of interest or business ethics policy of an Employer made known to the Optionee; (B) engaging or acquiescing in any transaction or transactions which taken together are material and which are not promptly and accurately recorded on the books and records of the appropriate Employer; or (C) engaging in any transaction in the cash or other assets of an Employer for the Optionee's own benefit which is not de minimis and which is not approved or ratified by the Board, either by specific resolution or the adoption of a general policy. If an Employer could have terminated an employee's employment (or severed an independent contractor's service relationship) for Cause, but lacked actual knowledge of any act or omission described above at the time of termination, the termination will nevertheless be deemed for Cause upon the later discovery of such act or omission. Whether a termination is for "Cause" shall be determined, in its sole discretion, by the Company. A determination that a termination is for Cause, as defined above, will be effective only for the purpose of the Plan and will not be determinative with respect to any other contract or arrangement between an Employer and the Optionee, unless the Company makes a specific determination to the contrary. The Committee may vary this definition, at its discretion, in the case of any individual Option Agreement. Notwithstanding the foregoing provisions of this subsection (b), in the case of an Optionee who has entered into a written employment or independent contractor agreement with an Employer, if such agreement contains a specific definition of "Cause", the term "Cause" as used herein shall have the meaning ascribed to it in such employment agreement.

(c) "Code" will mean the Internal Revenue Code of 1986, as the same may from time to time be amended. References to sections of the Code will include the corresponding provisions of any subsequent and applicable federal tax law.

(d) "Committee" will mean the committee appointed by the Board pursuant to Section 14, which will have the duty and power to administer this Plan, including, but not limited to the duties and powers of designating Optionees, granting Options and fixing the terms of Option Agreements in a manner consistent with this Plan.

(e) "Company" will mean National Holdings Corporation, a Delaware corporation and, in the appropriate circumstances, any successor in interest.

(f) "Disabled Optionee" will mean an Optionee who is disabled within the meaning of section 422(c)(6) of the Code. The Committee may vary this definition, at its discretion, in the case of any individual Option Agreement, to the extent that such Option Agreement applies to Non-statutory Options or to key independent contractors. The determination of the Committee as to whether an Optionee is a Disabled Optionee shall be final and binding on all persons.

(g) "Effective Date" will mean April 1, 2008, subject to shareholder approval of the Plan.

(g) "Employer" will mean the Company and any "subsidiary corporation" of the Company, as that term is defined by section 424(f) of the Code, as may now or hereafter exist. For the purposes of this Plan, cessation of the employment (or independent contractor) relationship with one Employer, followed by continued or new employment (or an independent contractor relationship, in the case of an individual who was originally an independent contractor) with another Employer, will not be deemed to be a termination of employment (or the independent contractor relationship).

(i) "Executive Officer" means those individuals who, on the last day of the taxable year at issue (i) served as the Company's chief executive officer or was acting in a similar capacity, regardless of compensation level; and (ii) the four most highly compensated executive officers (other than the chief executive officer) all as determined pursuant to Treasury Regulation ss.1.162-27(c)(2).

(j) "Fair Market Value" means the last quoted per share selling price for Stock on the relevant grant date, or if there were no sales on such date, the last quoted per share sales price for Stock prior to the relevant grant date on which there were sales of Stock. The determination of the Committee will be final and binding on all Optionees.

(k) "Option" will mean the grant to an eligible employee, independent contractor, advisor or non-employee member of the Board of Directors of the opportunity to purchase a specified number of shares of Stock pursuant to the terms and conditions of this Plan and an Option Agreement.

(l) "Option Agreement" will mean an agreement entered into between a representative of the Committee (acting on the behalf of the Company) and an individual Optionee and specifying the terms and conditions of the Option granted to the Optionee, which terms and conditions will recite or incorporate by reference: (i) the provisions of this Plan which are not subject to variation; and (ii) the variable terms and conditions of the Option which will apply to that Optionee.

(m) "Optionee" will mean an eligible employee, independent contractor or non-employee member of the Board of Directors (and, under the appropriate circumstances, the Optionee's guardian, representative, agent, heir, legatee or successor in interest) who has been granted an Option.

(n) "Plan" will mean this 2008 Stock Option Plan, as set out in this document and as the same may from time to time be amended.

(o) "Stock" will mean the common stock of the Company.

(p) "Ten Percent Employee" will mean an employee who, immediately prior to the grant of an Option, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock (excluding treasury and authorized, but unissued shares) of any Employer. An employee will be: (i) considered as owning not only shares of stock owned personally, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or haft blood) of the employee; and (ii) considered as owning proportionately any shares owned, directly or indirectly by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary. Stock which may be purchased pursuant to the Option will not be deemed to be owned by the employee.

3. Stock Subject to Plan. The aggregate number of shares of Stock which may be issued under Options is Five Million (5,000,000). Such number of shares shall be reserved by the Company for options granted under this Plan. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or treasury shares or partly each. Shares of Stock subject to the unexercised portions of any Options which expire, terminate or are canceled may again be subject to Options under the Plan. If there is a merger, consolidation, stock dividend, split-up, combination or exchange of shares, recapitalization or change in capitalization with respect to the Stock, the total number of shares provided for in this Section 3 will be adjusted by the Committee, as it, in its sole discretion, may deem fair, just and equitable, to accurately reflect that event.

4. Eligibility and Grant.

(a) Participation in the Plan shall be open to all employees, officers, directors and consultants of the Company, or of any parent or subsidiary of the Company, as may be selected by the Committee from time to time.

(b) The Committee referred to in Section 14 will designate, from among the eligible independent contractors, advisors, and employees, those who will be granted Options and will specify: (i) the number of shares of Stock each such individual will be entitled to purchase pursuant to the Option; and (ii) the nature of each Option as an Incentive Option, a Non-statutory Option or partly each type of Option. Only Non-statutory Options will be granted to independent contractors or other individuals who are not employees of the Company. The Committee may make such grants at any time and in any amounts that it, in its discretion, may designate, subject to the other relevant limitations set out in this Plan.

(c) The number of Option shares granted in a fiscal year to each Executive Officer shall not exceed Two Hundred and Fifty Thousand (250,000) shares for the fiscal year during which he or she becomes an Executive Officer or for any subsequent fiscal year during which he or she serves as an Executive Officer. The number of shares set forth in this subsection shall be subject to adjustment as provided in Section 3.

(d) The total number of shares with respect to which Incentive Options may be granted shall not exceed Five Million (5,000,000) and such limitations shall be subject to the adjustments hereinafter provided.

(e) On the day after the date of the Annual Meeting of the Board of Directors, each individual who, on such date, is a member of the Board of Directors and who is not regularly employed by the Company shall receive, an Option for Ten Thousand (10,000) shares of Stock. Each such Option shall be a Non-statutory Option, shall be issued with an exercise price equal to 100% of the Fair Market Value of the Stock on the date of grant, shall be for a term of five (5) years from the date of grant and shall be 100% vested on the date which is the sixth (6th) month anniversary of the date of grant (provided that such individual is still a member of the Board of Directors on such date).

(f) No Options will be granted under this Plan after March 31, 2018.

5. $100,000 Incentive Option Exercise Limitation. The aggregate Fair Market Value of the Stock with respect to which an Incentive Option (under this Plan and all incentive stock option plans of the Company, its parent(s) and subsidiaries) is exercisable for the first time by an Optionee during a calendar year will not exceed $100,000. For this purpose, Fair Market Value will be determined as of the time the Incentive Option is granted. To the extent any grant of Incentive Options would, by its terms, be in conflict with the preceding sentence, either of itself or when considered in connection with earlier grants to the same Optionee, the portion of the Option which violates the $100,000 restriction shall be treated as a Non-statutory Option consistent with applicable regulations of the Secretary of the Treasury.

6.  Option Price. The price or consideration that must be supplied by the Optionee to the Company in order to exercise an Option (the "Option Price") will be determined according to the following rules.

(a) Non-statutory Option Rule. Except as otherwise provided herein, the Option Price of each Non-statutory Option will be determined at the date of grant at the discretion of the Committee.

(b) General Incentive Option Rule. Except as provided to the contrary in subsection (c) below, the Option Price of each Incentive Option will be determined as of the date of grant by the Committee as an amount not less than one hundred percent (100%) of the then Fair Market Value per share of the Stock covered by the Option; provided, however, that the Option Price with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value of the Stock on the date such Option is granted if such option Price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition.

(c) Ten Percent Employee Rule. In the case of an Incentive Option granted to a Ten Percent Employee, the Option Price will be determined as of the date of grant by the Committee as an amount not less than one hundred ten percent (110%) of the then Fair Market Value per share of the Stock covered by the Option.

7.  Exercise of Option. Except as otherwise provided herein, the manner in which an Optionee may exercise an Option will be determined according to the following rules.

(a) Full or Partial Exercise. The Option Agreement may provide for partial exercise in installments. Exercisable Options may be exercisable in full or in part. Notwithstanding anything contained herein to the contrary, the minimum number of shares with respect to which an Option may be exercised in part at any time is one hundred (100) or, if less, all remaining shares with respect to which the Option is vested.

(b) Period of Exercise. The period of time in which an Option may be exercised will be the period designated in the Option Agreement by the Committee. In the case of an Incentive Option, except as specified below, such period will not exceed ten (10) years from the date the Incentive Option is granted. With respect to the Incentive Options held by a Ten Percent Employee, such period of time will not exceed five (5) years from the date the Incentive Option is granted.

(c) First Date Exercisable. The Committee will specify in the Option Agreement when an Option will first become exercisable. As a general rule and in cases where the Committee fails to explicitly designate a schedule of when Options first became exercisable, an Option may be first exercised as to an incremental twenty-five percent (25%) of the shares of Stock to which it applies on the date of grant, with an incremental twenty-five percent (25%) of the shares of Stock to which it applies on each of the first three (3) anniversaries of the date of grant following the date of grant, but the Committee may vary or accelerate this schedule at its discretion.

(d) Change in Control. Unless otherwise determined by the Committee, any and all Options that have been outstanding under the Plan for at least six (6) months at the time of occurrence of any of the events (a "Change in Control") described in subparagraphs (i), (ii) and (iii) below (an "Eligible Option") shall become immediately vested and fully exercisable for the periods indicated (each such exercise period referred to as an "Acceleration Window")":

(i) For a period of forty-five (45) days beginning on the day on which any "Person", as such term is used in sections 13(d) and 14 of the Exchange Act (other than a shareholder of the Company on the date of this Plan, the Company, a subsidiary or an employee benefit plan of the Company, including any trustee of such plan acting as trustee) together with all affiliates and associates of such Person, becomes, after the date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of fifty percent (50%) or more of the shares of Stock then outstanding;

(ii) Beginning on the date that a tender or exchange offer for Stock by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan) is first published or sent or given within the meaning of Rule 14d-2 under the Exchange Act, and continuing so long as such offer remains open (including any extensions or renewals of such offer), unless by the terms of such offer the offeror, upon consummation thereof, would be the beneficial owner of less than fifty percent (50%) of the shares of Common Stock then outstanding; or

(iii) For a period of twenty (20) days beginning on the day on which the shareholders of the Company duly approve any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than fifty percent (50%) of the outstanding shares of Stock into securities or any entity, or cash, or property, or a combination of any of the foregoing;

provided, however, that with respect to the event specified in subparagraph (i) above, such accelerated vesting shall not occur if the event that would otherwise trigger the accelerated vesting of Eligible Options has received the prior approval by the affirmative vote of a majority of all of the directors of the Company, excluding for such purposes the votes of directors who are director or officers of, or have a material financial interest in any entity (other than the Company) who is a party of the event specified in subparagraph 1(i) above.

The exercisability of any Eligible Option which remains unexercised following expiration of an Acceleration Window shall be governed by the vesting schedule and other terms of this Plan and the Option Agreement.

Notwithstanding anything contained herein to the contrary, if any Optionee has an employment agreement and such agreement contains a specific definition of the term “Change of Control”, the term “Change of Control” shall have the meaning ascribed to it in such employment agreement.

(e) Deliveries. In order to exercise all or part of an Option, the Optionee will deliver to the Company:

(i) the Notice of Exercise attached to the Option Agreement; and

(ii) the consideration required by Section 8 below.

8. Payment of Option Price. Payment for Stock purchased under any exercise of an Option will be made in full in cash or cash equivalents concurrently with such exercise. Payment may also be made, at the discretion of the Committee (which discretion may be exercised either at the time of grant or at the time of exercise), according to one or more of the following alternatives; provided, however, that if the Committee decides, at the time of grant, to permit payment in the form of Stock, the Committee may not revoke that permission at a later time.

(a) Stock. Payment may be made in whole or in part with shares of the same class of Stock that is subject to the Option, delivered in lieu of cash concurrently with such exercise. The shares so delivered will be valued on the basis of the Fair Market Value of the Stock on the date of exercise. However, this alternative method of payment will not be available if the Company is, at the time of attempted exercise, prohibited from purchasing or acquiring the shares of tendered Stock. Notwithstanding the foregoing, the Company shall not be obligated to accept payment of the exercise price pursuant to this paragraph unless the Stock tendered as payment for the exercise price has been held by the Optionee for at least six (6) months.

(b) Immaculate Exercise. Payment may be made in whole or in part by withholding from Optionee sufficient shares having a Fair Market Value (determined on the date of exercise) equal to the aggregate exercise price.

(c) Other. Any other method of payment permitted by the Committee, including payment through a broker in accordance with procedures permitted by rules or regulations of the Federal Reserve Board. The Company also has the discretion to refuse any other method of payment that would cause the Plan or the option agreements issued thereunder to be treated for accounting purposes as creating stock appreciation rights or other "variable stock plan" characteristics which would cause the Company to recognize a charge to earnings.

9. Limited Transferability. The Committee shall retain the authority and discretion to permit a Non-statutory Option, but in no case an Incentive Option, to be transferable as long as such transfers are made only to one or more of the following: family members, limited to children of Optionee, spouse of Optionee, or grandchildren of Optionee, or family members as defined in the instructions to SEC Form S-8, or trusts in which Optionee and/or such family members ("Permitted Transferee") have more than 50% of the beneficial interests, provided that such transfer is a bona fide gift and accordingly, the Optionee receives no value for the transfer, as provided in the instructions to SEC Form S-8, and that the Options transferred continue to be subject to the same terms and conditions that were applicable to the Options immediately prior to the transfer. Options are also subject to transfer by will or the laws of descent and distribution and pursuant to the terms of a qualified domestic relations order to which the Optionee is a party that meets the requirement of any relevant provisions of the Code. Options granted pursuant to this Plan shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise and an Incentive Option shall be exercisable during the lifetime of the individual to whom such option was granted only by such individual. A Permitted Transferee may not subsequently transfer an Option. The designation of a beneficiary shall not constitute a transfer.

10. Termination and Acceleration of Option. Except as otherwise provided herein and subject to the Committee's discretion to vary these rules in any individual Option Agreement (provided, that, in the case of an Incentive Option, the time periods specified below may be shortened, but not, other than in the case of death or Disability, be lengthened), Options will lapse and the exercise date of Options may be accelerated according to the following rules:

(a) Termination without Cause. If the employment, independent contractor relationship or, in the case of a non-employee member of the Board of Directors, service as a member of the Board of Directors, of an Optionee who is not a Disabled Optionee is terminated without Cause and for reasons other than death, any Option that is then exercisable under Section 7(c) above will be exercisable by such an Optionee at any time prior to the earliest of expiration date of such Option or within thirty (30) days after the date of termination of employment, independent contractor relationship or service as a member of the Board of Directors, whichever is applicable. All Options not exercisable or not exercised under this subsection will lapse.

(b) Disabled Optionee. If employment, independent contractor relationship or, in the case of a non-employee member of the Board of Directors, service as a member of the Board of Directors, of an Optionee who is a Disabled Optionee is terminated without Cause, any Option that is then exercisable under Section 7(c) above will be exercisable by such an Optionee, or the Optionee's agent or guardian, at any time prior to the earliest of expiration date of such Option or within ninety (90) days after the date of such termination of employment, independent contractor relationship or service as a member of the Board of Directors, whichever is applicable. All Options not exercisable or not exercised under this subsection will lapse.

(c) Death of Optionee. If employment, independent contractor relationship or, in the case of a non-employee member of the Board of Directors, service as a member of the Board of Directors, of an Optionee terminates on account of death, any Option that is then exercisable under Section 7(c) above will be exercisable by the person or persons entitled to do so under the will of the Optionee, or, if the Optionee fails to make testamentary disposition of the Option, by the legal representative of the Optionee's estate at any time prior to the expiration date of such Option or within ninety (90) days after the date of death, whichever is the shorter period. All Options not exercisable or not exercised under this subsection will lapse.

(d) Termination for Cause. If an Employer terminates the employment, independent contractor relationship or, in the case of a non-employee member of the Board of Directors, service as a member of the Board of Directors, of an Optionee for Cause, all outstanding Options held by the Optionee at the time of such termination, regardless whether then exercisable, will automatically lapse unless the Committee notifies the Optionee that the Options will not terminate. If an Option is exercised after the act or omission of the Optionee that defines the termination as a termination for Cause, but before the Employer determines that termination is for Cause, such exercise will be void ab initio and reversed by the parties.

Notwithstanding anything contained herein to the contrary, if any Optionee has an employment agreement and such agreement contains a specific definition of the term “Cause”, the term “Cause” shall have the meaning ascribed to it in such employment agreement.

11. Cancellation of Unexercised Options. To the extent an Option is not exercised before the expiration of its term or before the expiration of any shorter exercise period under Sections 7, 10, or 12 it will be cancelled.

12. Written Option Agreement. All Options will be evidenced by written Option Agreements which shall set forth the name of the Optionee, the number of shares of Stock subject to the Option, the exercise price per share of Stock, whether the Option is an Incentive Option or a Non-statutory Option and the term over which the Option may be exercised. Option Agreements will comply with and be subject to all of the terms, conditions and limitations set forth in this Plan and such further provisions, not inconsistent with this Plan, as the Committee will deem appropriate.

13. Adjustments. Changes or adjustments in the Option Price, number of shares subject to an Option or other specifics as the Committee should decide will be considered or made pursuant to the following rules.

(a) General Rule. If the outstanding Stock of the Company is increased or decreased, or is changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments will be made in the exercise price or the number and/or kind of shares or securities for which Options may thereafter be granted under this Plan and for which Options then outstanding under this Plan may thereafter be exercised. The Committee will make such adjustments as it may deem fair, just and equitable to prevent substantial dilution or enlargement of the rights granted to or available for Optionees. No adjustment provided for in this Section 13 will require the Company to issue or sell a fraction of a share or other security. Nothing in this subsection will be construed to require the Committee to make any specific or formula adjustment.

(b) Prohibited Adjustment. If any such adjustment provided for in this Section 13 requires the approval of shareholders in order to enable the Company to grant or amend Options, other than in connection with a change in the Company’s capitalization (as described in subsection (a) above), then no such adjustment will be made without the required shareholder approval (including canceling previously awarded Options and regranting them with a lower exercise price). Notwithstanding the foregoing, if the effect of any such adjustment would be to cause an Incentive Option to fail to continue to qualify under section 422 of the Code or to cause an event described in section 424(h) of the Code, or would adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, the Committee may omit such adjustment.

(c) Further Limitations. Nothing in this section will entitle the Optionee to adjustment of his or her Option in the following circumstances:

(i) the issuance or sale of additional shares of the Company's common stock, through public offering or otherwise;

(ii) a transaction described in Section 23 below;

(iii) the issuance or authorization of an additional class of stock of the Company; or

(iv) the conversion of convertible preferred stock or debt of the Company into common stock.

14. Administration. Except as otherwise specifically reserved to the Board of Directors, the Plan will be administered by a committee of not less than two members each of whom is a "non-employee director" as defined in Rule 16b-3(b)(3)(i), promulgated under the Securities Exchange Act of 1934, as amended (“1934 Act”), and who are also "outside directors" within the meaning of section 162(m) of the Code. Any vacancy occurring on the Committee may be filled by appointment by the Board, in accordance with the foregoing rules. The Board may remove any Committee member at its discretion. An individual Committee member will not participate in any deliberations or decisions relating to the grant or administration of Options with respect to which such person is or may be the Optionee. The Board shall take all action necessary to cause the Plan to be administered in accordance with the then effective provisions of Rule 16b-3, provided that any amendment to the Plan required for compliance with such provisions shall be made in accordance with Section 24 of the Plan.

The Committee may, in its discretion, interpret the Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions it deems necessary or advisable, except as otherwise expressly reserved for the Board. All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees and all persons deriving their rights from an Optionee. No member of the Board or any Committee shall be liable for the action taken or failed to be taken in good faith or determination made pursuant to the Plan.

Notwithstanding anything contained herein to the contrary, only the Board of Directors may determine the terms and conditions of awards to non-employee directors (to the extent not set forth in Section 4), including acceleration of exercise dates and waivers or modifications of restrictions.

15. Conformity with Section 422. It is the intent of the Company that the Plan and its administration conform strictly to the requirements of section 422 of the Code with regard to Incentive Options. Therefore, notwithstanding any other provision of this Plan, nothing herein will contravene any requirement set forth in section 422 of the Code with respect to Incentive Options and if inconsistent provisions are otherwise found herein, they will be deemed void and unenforceable or automatically amended to conform, as the case may be.

16. Withholding. If, upon exercise of any Non-statutory Option (or any Incentive Option which is treated as a Non-statutory Option because it fails to meet the requirements set forth herein for Incentive Options), the Optionee fails to tender payment to the Company any required federal income tax withholding, the Committee shall withhold from the Optionee sufficient shares or fractional shares having a Fair Market Value equal to any amount which the Company is required to withhold under the Code.

17. Rights as a Shareholder. An Optionee, or the Optionee's executor, administrator or legatee if the Optionee is deceased, will have no rights as a shareholder with respect to any Stock covered by an Option until the date of issuance of the stock certificate to such person after receipt of the consideration in full set forth in the Option Agreement. Except as provided in Section 13 hereof, no adjustments will be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, or for any distributions for which the record date is prior to the date on which the Option is exercised.

18. Modification, Extension and Renewal. Subject to the conditions of, and within the limitations prescribed in, Section 15 hereof, the Committee (or the Board of Directors in the case of Options granted to non-employee directors) may modify, extend or renew outstanding Options. Notwithstanding the foregoing, no modification will, without the prior written consent of the Optionee, alter, impair or waive any rights or obligations associated with any Option earlier granted under the Plan.

19. Investment Purposes, Etc. Unless the transfer, sale, assignment, pledge, hypothecation or other disposition of the shares may be accomplished at the time of exercise pursuant to effective registrations under the Securities Act of 1933 (the "1933 Act") and any applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations, prior to the issuance or delivery of any shares of Stock under the Plan, the person exercising the Option may be required to:

(a) represent and warrant that the shares of the Stock to be acquired upon exercise of the Option are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof;

(b) represent and warrant that such person will not, directly or indirectly, transfer, sell assign, pledge, hypothecate or otherwise dispose of any such shares; and

(c) execute such further documents as may be reasonably required by the Committee upon exercise of the Option or any part thereof.

The certificate or certificates representing the shares of Stock to be issued or delivered upon exercise of an Option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws.

Furthermore, nothing herein or any Option granted hereunder will require the Company to issue any Stock upon exercise of any Option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the 1933 Act, as amended, the State of Delaware securities laws, or any other applicable rule or regulation then in effect.

20. Limitation of Effect. This Plan, and any Option granted under this Plan: will not confer upon any Optionee any right with respect to continued employment or independent contractor status by any Employer nor shall they alter, modify, limit or interfere with any right or privilege of the Employers under any employment or independent contractor agreement heretofore or hereinafter executed with any Optionee, including the right to terminate any Optionee's employment or independent contractor status at any time for or without Cause, to change the Optionee's level of compensation or to change the Optionee's responsibilities or position.

21. Notice of Disqualifying Dispositions. The Committee will notify each Optionee that he or she will lose the tax benefits of section 421 of the Code if he or she disposes of Stock acquired by the exercise of an Incentive Option, other than by will or the laws of descent and distribution, within two (2) years after the date of grant or within one (1) year after exercise.

22. Compliance with Other Laws and Regulations. The Plan, the Options granted hereunder, and the obligation of the Company to sell and deliver Stock under such Options, will be subject to all applicable federal and state laws, rules, regulations and to such approvals by any government or regulatory authority or investigative agency as may be required. The Company will not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of any such Stock to be acquired pursuant to the exercise of any Option on any stock exchange on which the Stock may then be listed, and (b) the compliance with any registration requirements or qualification of such shares under any federal, state or foreign securities laws, or obtaining any ruling or waiver from any government body which the Company will, in its sole discretion, determine to be necessary or advisable, or which, in the opinion of counsel to the Company, is otherwise required. With respect to persons subject to section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

The Company may require that a grantee, as a condition to exercise of an Option, and as a condition to the delivery of any share certificate, provide to the Company, at the time of each such exercise and each such delivery, a written representation that the shares of Stock being acquired shall be acquired by the grantee solely for investment and will not be sold or transferred without registration or the availability of an exemption from registration under the Securities Act and applicable state securities laws. The Company may also require that a grantee submit other written representations which will permit the Company to comply with federal and applicable state securities laws in connection with the issuance of the Stock, including representations as to the knowledge and experience in financial and business matters of the grantee and the grantee's ability to bear the economic risk of the grantee's investment. The Company may require that the grantee obtain a "purchaser representative" as that term is defined in applicable federal and state securities laws. The stock certificates for any shares of Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable state securities laws. The Company may notify its transfer agent to stop any transfer of shares of Stock not made in compliance with these restrictions. Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of share certificates for such Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or Nasdaq system upon which the Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee.

To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Option Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Option Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Option Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Plan Participant. Notwithstanding the foregoing or anything elsewhere in the Plan or an Option Agreement to the contrary, if a Plan Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Plan Participant’s termination of service (or such other period as required to comply with Section 409A).

23. Corporate Reorganizations. Upon the dissolution or liquidation of the Company, the Plan will terminate and all Options will lapse. The result described above will not occur if provision is made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of Options earlier granted, or the substitution for such Options of options covering the stock of a successor corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and Options theretofore granted will continue in the manner and under the terms so provided. If Options hereunder shall terminate pursuant to the foregoing provisions of this section, the Committee, in its sole discretion, may grant to each affected Optionee the right, at such time prior to the consummation of the transaction causing such termination as the Committee shall designate, to exercise the unexercised portions (including any unvested portions) of this Option.

24. Amendment and Termination. The Board may alter, amend, suspend or terminate this Plan or any Option Agreement, provided that no such action will deprive an Optionee, without his or her consent, of any Option granted to such person or of any of his or her rights under such Option, other than as specifically permitted by this Plan (as in effect on the Effective Date) or the relevant Option Agreement. Except as herein provided, no such action of the Board, unless approved by the shareholders of the Company within twelve months prior or twelve months after such action, may: (a) Increase the maximum number of shares for which Options granted under the Plan may be exercised; (b) reduce the minimum permissible Option Price; (c) extend the ten-year duration of this Plan set forth herein; (d) alter the class of employees or independent contractors eligible to receive Options, or (e) otherwise amend the Plan in any manner requiring stockholder approval by law, including to the extent stockholder approval would be required for continued compliance with Rule 16b-3, or under applicable listing requirements.

25. Golden Parachute Limitation. If any benefit to an Optionee hereunder may be considered, by itself or in the aggregate with any other benefit received or owed to the Optionee, an "excess parachute payment," as that term is defined by section 280G of the Code, the Committee, at its discretion may vary the terms of the Option Agreement prospectively or retroactively with the intent of preserving the rights and obligations of the parties to the Option Agreement while avoiding treatment of the benefit as an excess parachute payment.

26. Severability. If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions. Instead, each provision is fully severable and this Plan will be construed and enforced as if any illegal or invalid provision had never been included.

27. Governing Law. All questions arising with respect to the provisions of the Plan will be determined by application of the Code and the laws of the State of Delaware except to the extent that Delaware laws are preempted by any federal law.

PROXY CARD

NATIONAL HOLDINGS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NATIONAL HOLDINGS CORPORATION

The undersigned shareholder of National Holdings Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Mark Goldwasser and Robert H. Daskal, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend, vote and act for and in the name, place and stead of the undersigned at the Annual Meeting of Shareholders of the Company, to be held on March 12, 2008 at 12:00 P.M. at 120 Broadway, 27th Floor, New York, New York 10271, and at any adjournments thereof, with respect to the following:

Proposals:

1. Election of Directors:

The Board of Directors recommends a vote FOR the listed nominees.

Marshall S. Geller	☐ For	☐ Withhold

Christopher C. Dewey	☐ For	☐ Withhold

2.	The Board of Directors recommends a vote to approve the Company’s 2008 Stock Option Plan.

☐ For        ☐ Against        ☐ Abstain

3.	The Board of Directors recommends a vote to ratify the appointment of Marcum & Kliegman LLP as independent public accountants of the Company for the fiscal year ending September 30, 2008.

☐ For        ☐ Against        ☐ Abstain

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the nominees named in Proposal 1, FOR Proposal 2 as described herein and FOR Proposal 3 as described herein.

The Board of Directors recommends voting in favor of all of the three (3) Proposals.

Signature __________________________

Date ______________________________

Signature __________________________
(if held jointly)

Note: Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title.

PLEASE DATE, SIGN AND MAIL AT ONCE IN THE ENCLOSED POSTAGE PAID ENVELOPE.